Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2022 Results

– Second-Quarter Revenue of $973.1 Million –

– Second-Quarter GAAP Earnings per Share of $2.13 and Non-GAAP Earnings per Share of $2.77 –

– Reduces 2022 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--August 3, 2022--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2022. For the quarter, revenue was $973.1 million, an increase of 6.4% from $914.6 million in the second quarter of 2021.

Acquisitions contributed 2.3% to consolidated second-quarter revenue growth. The divestitures of the Research Models and Services operations in Japan (RMS Japan) and CDMO site in Sweden (CDMO Sweden) in October 2021 reduced reported revenue growth by 2.0%. The impact of foreign currency translation reduced reported revenue growth by 3.4%. Excluding the effect of these items, organic revenue growth of 9.5% was driven primarily by the Discovery and Safety Assessment (DSA) and Research Models and Services (RMS) business segments.

On a GAAP basis, second-quarter net income attributable to common shareholders was $109.3 million, an increase of 23.6% from net income of $88.4 million for the same period in 2021. Second-quarter diluted earnings per share on a GAAP basis were $2.13, an increase of 23.8% from $1.72 for the second quarter of 2021. The increases in GAAP net income and earnings per share were primarily driven by higher revenue and acquisition-related adjustments. In addition, GAAP net income and earnings per share included a loss from the Company’s venture capital and other strategic investments of $0.14 per share in the second quarter of 2022, compared to a gain of $0.14 per share for the same period in 2021. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $141.9 million for the second quarter of 2022, an increase of 6.0% from $133.8 million for the same period in 2021. Second‑quarter diluted earnings per share on a non-GAAP basis were $2.77, an increase of 6.1% from $2.61 per share for the second quarter of 2021. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating margin improvement, partially offset by higher interest expense and tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our second-quarter financial results reflect the sustained trends that continue to support our business, particularly our DSA and RMS business segments for which demand continues to be strong and the performance remains consistent with our initial outlook for the year. Safety Assessment continues to benefit from a growing backlog that is well above the prior-year level and solid booking activity, which support the anticipated DSA growth acceleration in the second half of the year.”

“However, these robust trends were offset by headwinds from our CDMO business, as well as unfavorable changes in foreign exchange and interest rates, which have significantly intensified over the past two months. We have revised our financial outlook for 2022 to account for these escalating headwinds, resulting in lower revenue growth and earnings per share guidance for the year,” Mr. Foster concluded.

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $186.4 million in the second quarter of 2022, an increase of 5.5% from $176.7 million in the second quarter of 2021. Organic revenue growth of 8.5% was primarily driven by research model services, particularly the Insourcing Solutions (IS) and Genetically Engineered Models and Services (GEMS) business. Revenue growth for research models in North America and China also contributed. Revenue in China increased in the second quarter, but was negatively impacted by COVID-related restrictions that affected client order activity.

In the second quarter of 2022, the RMS segment’s GAAP operating margin decreased to 21.2% from 24.1% in the second quarter of 2021, and on a non-GAAP basis, the operating margin decreased to 24.9% from 27.4%. The GAAP and non-GAAP operating margin decreases were driven primarily by the COVID-related revenue impact in China.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $591.9 million in the second quarter of 2022, an increase of 9.6% from $540.1 million in the second quarter of 2021. Organic revenue growth of 12.9% was driven by strong demand and price increases in the Safety Assessment and Discovery Services businesses.

In the second quarter of 2022, the DSA segment’s GAAP operating margin increased to 21.8% from 19.4% in the second quarter of 2021, and on a non-GAAP basis, the operating margin increased to 25.3% from 23.5%. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in both the Discovery Services and Safety Assessment businesses.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $194.8 million in the second quarter of 2022, a decrease of 1.5% from $197.8 million in the second quarter of 2021. Organic revenue growth of 1.0% reflected higher revenue in the Biologics Testing and Microbial Solutions businesses, which was effectively offset by a revenue decline in the CDMO business.

In the second quarter of 2022, the Manufacturing segment’s GAAP operating margin increased to 32.1% from 28.7% in the second quarter of 2021. The GAAP operating margin in the second quarter benefitted from acquisition-related adjustments associated with last year’s Cognate and Vigene CDMO transactions. On a non-GAAP basis, the operating margin decreased to 28.6% from 33.2% in the second quarter of 2021, primarily as a result of the CDMO business.

Reduces 2022 Guidance

The Company is reducing its 2022 financial guidance, due primarily to headwinds associated with the CDMO business, foreign exchange due to the strengthening U.S. dollar, and interest expense due to the rising interest rate environment.

Reported revenue growth guidance is being reduced by 450 basis points to reflect unfavorable movements in foreign currency translation, as well as a lower revenue growth rate in the Manufacturing segment, driven principally by the CDMO business.

Organic revenue growth guidance for 2022 is being reduced by 250 basis points, also driven largely by the CDMO business. The Company continues to expect the organic revenue growth rates for the DSA and RMS segments will be in line with the initial outlooks for the year.

The Company is also reducing GAAP and non-GAAP earnings per share guidance primarily to reflect the headwinds from the CDMO business and foreign exchange, as well as higher interest expense. These factors will be partially offset by discretionary cost controls.

The Company’s updated guidance for revenue growth, earnings per share, and cash flow is as follows:

2022 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	9.0% – 11.0%	13.5% – 15.5%
Less: Contribution from acquisitions/divestitures, net	~(1.0%)	~(1.0%)
Less: Impact of 53rd week in 2022	~(1.5)%	~(1.5)%
Unfavorable/(favorable) impact of foreign exchange	~3.5%	~1.5%
Revenue growth, organic (1)	10.0% – 12.0%	12.5% – 14.5%
GAAP EPS	$7.90 – $8.15	$8.70 – $8.95
Acquisition-related amortization	~$2.20	$2.15 – $2.25
Acquisition and integration-related adjustments (2)	--	~$0.25
Venture capital and other strategic investment losses/(gains), net (3)	$0.35	$0.20
Other items (4)	~$0.25	~$0.15
Non-GAAP EPS	$10.70 – $10.95	$11.50 – $11.75
Cash flow from operating activities	~$700 million	~$810 million
Capital expenditures	~$340 million	~$360 million
Free cash flow	~$360 million	~$450 million

Footnotes to Guidance Table:

(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.
(2) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives, offset by adjustments related to contingent consideration and certain indirect tax liabilities.
(3) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.
(4) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) responses to a U.S. government industry-wide supply chain management inquiry applicable to our Safety Assessment business; and severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, August 3rd, at 9:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP free cash flow. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s pension plans; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to producing responses to a U.S. government industry-wide supply chain management inquiry; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021 and 2022 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Explora BioLabs); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 16, 2022, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021

Service revenue	$782,827	$715,320	$1,503,312	$1,341,901
Product revenue	190,304	199,287	383,748	397,272
Total revenue	973,131	914,607	1,887,060	1,739,173
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	522,623	476,762	1,009,487	900,737
Cost of products sold (excluding amortization of intangible assets)	93,782	95,824	184,029	188,137
Selling, general and administrative	131,711	171,501	281,744	327,234
Amortization of intangible assets	37,604	32,970	75,611	61,812
Operating income	187,411	137,550	336,189	261,253
Other income (expense):
Interest income	188	171	315	206
Interest expense	(3,703)	(16,190)	(13,137)	(45,909)
Other (expense) income, net	(39,783)	5,965	(68,408)	(21,752)
Income before income taxes	144,113	127,496	254,959	193,798
Provision for income taxes	33,449	37,580	49,069	39,947
Net income	110,664	89,916	205,890	153,851
Less: Net income attributable to noncontrolling interests	1,343	1,468	3,547	3,873
Net income attributable to common shareholders	$109,321	$88,448	$202,343	$149,978

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.15	$1.76	$3.99	$2.99
Diluted	$2.13	$1.72	$3.94	$2.93

Weighted-average number of common shares outstanding;
Basic	50,823	50,297	50,732	50,138
Diluted	51,283	51,334	51,293	51,225

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	June 25, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$200,321	$241,214
Trade receivables and contract assets, net of allowances for credit losses of $7,928 and $7,180, respectively	747,605	642,881
Inventories	256,765	199,146
Prepaid assets	80,939	93,543
Other current assets	107,456	97,311
Total current assets	1,393,086	1,274,095
Property, plant and equipment, net	1,383,422	1,291,068
Operating lease right-of-use assets, net	382,121	292,941
Goodwill	2,860,258	2,711,881
Client relationships, net	965,206	981,398
Other intangible assets, net	67,166	79,794
Deferred tax assets	42,467	40,226
Other assets	435,635	352,889
Total assets	$7,529,361	$7,024,292

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,364	$2,795
Accounts payable	211,381	198,130
Accrued compensation	202,962	246,119
Deferred revenue	242,084	219,703
Accrued liabilities	199,234	228,797
Other current liabilities	190,110	137,641
Total current liabilities	1,048,135	1,033,185
Long-term debt, net and finance leases	2,997,221	2,663,564
Operating lease right-of-use liabilities	365,775	252,972
Deferred tax liabilities	230,051	239,720
Other long-term liabilities	195,075	242,859
Total liabilities	4,836,257	4,432,300
Redeemable noncontrolling interests	40,177	53,010
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 50,990 shares issued and 50,861 shares outstanding as of June 25, 2022, and 50,480 shares issued and outstanding as of December 25, 2021	510	505
Additional paid-in capital	1,761,125	1,718,304
Retained earnings	1,183,094	980,751
Treasury stock, at cost, 129 and 0 shares, as of June 25, 2022 and December 25, 2021, respectively	(38,468)	-
Accumulated other comprehensive loss	(258,555)	(164,740)
Total equity attributable to common shareholders	2,647,706	2,534,820
Noncontrolling interest	5,221	4,162
Total equity	2,652,927	2,538,982
Total liabilities, redeemable noncontrolling interests and equity	$7,529,361	$7,024,292

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 25, 2022	June 26, 2021
Cash flows relating to operating activities
Net income	$205,890	$153,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	151,720	129,613
Stock-based compensation	29,549	30,266
Loss on debt extinguishment and other financing costs	1,987	27,980
Deferred income taxes	(14,684)	8,891
Loss on venture capital and strategic equity investments, net	23,515	6,910
Contingent consideration, fair value changes	(15,420)	-
Other, net	13,520	(475)
Changes in assets and liabilities:
Trade receivables and contract assets, net	(117,642)	(5,224)
Inventories	(63,725)	(7,107)
Accounts payable	31,466	(13,383)
Accrued compensation	(38,173)	13,932
Deferred revenue	27,641	502
Customer contract deposits	16,100	(2,032)
Other assets and liabilities, net	360	13,095
Net cash provided by operating activities	252,104	356,819
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(283,392)	(1,000,505)
Capital expenditures	(163,316)	(74,461)
Purchases of investments and contributions to venture capital investments	(108,842)	(23,266)
Proceeds from sale of investments	205	5,204
Other, net	(4,774)	839
Net cash used in investing activities	(560,119)	(1,092,189)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	2,180,511	4,999,942
Proceeds from exercises of stock options	15,571	35,298
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,856,262)	(4,241,772)
Purchase of treasury stock	(38,468)	(40,297)
Payment of debt extinguishment and financing costs	-	(38,166)
Payment of contingent considerations	(10,356)	-
Other, net	(32,843)	(2,330)
Net cash provided by financing activities	258,153	712,675
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	10,756	17,066
Net change in cash, cash equivalents, and restricted cash	(39,106)	(5,629)
Cash, cash equivalents, and restricted cash, beginning of period	246,314	233,119
Cash, cash equivalents, and restricted cash, end of period	$207,208	$227,490

Supplemental cash flow information:
Cash and cash equivalents	$200,321	$222,969
Restricted cash included in Other current assets	5,797	3,118
Restricted cash included in Other assets	1,090	1,403
Cash, cash equivalents, and restricted cash, end of period	$207,208	$227,490

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Research Models and Services
Revenue	$186,410	$176,694	$362,952	$353,604
Operating income	39,526	42,580	87,408	87,515
Operating income as a % of revenue	21.2%	24.1%	24.1%	24.7%
Add back:
Amortization related to acquisitions	5,472	5,346	9,310	10,685
Severance	453	-	1,127	7
Acquisition related adjustments (2)	971	520	1,354	976
Total non-GAAP adjustments to operating income	$6,896	$5,866	$11,791	$11,668
Operating income, excluding non-GAAP adjustments	$46,422	$48,446	$99,199	$99,183
Non-GAAP operating income as a % of revenue	24.9%	27.4%	27.3%	28.0%

Depreciation and amortization	$13,228	$9,844	$22,697	$19,523
Capital expenditures	$13,850	$8,512	$22,496	$11,495

Discovery and Safety Assessment
Revenue	$591,917	$540,094	$1,136,176	$1,041,272
Operating income	128,793	104,514	233,779	195,463
Operating income as a % of revenue	21.8%	19.4%	20.6%	18.8%
Add back:
Amortization related to acquisitions	20,849	21,176	43,214	43,824
Severance	387	928	461	1,340
Acquisition related adjustments (2)	(2,591)	404	(5,514)	5,674
Site consolidation costs, impairments and other items (3)	2,287	146	2,356	293
Total non-GAAP adjustments to operating income	$20,932	$22,654	$40,517	$51,131
Operating income, excluding non-GAAP adjustments	$149,725	$127,168	$274,296	$246,594
Non-GAAP operating income as a % of revenue	25.3%	23.5%	24.1%	23.7%

Depreciation and amortization	$44,626	$43,588	$91,415	$88,196
Capital expenditures	$41,578	$20,473	$90,508	$37,513

Manufacturing Solutions
Revenue	$194,804	$197,819	$387,932	$344,297
Operating income	62,503	56,717	108,871	106,154
Operating income as a % of revenue	32.1%	28.7%	28.1%	30.8%
Add back:
Amortization related to acquisitions	11,373	7,812	23,271	10,026
Severance	271	535	378	829
Acquisition related adjustments (2)	(18,888)	686	(14,746)	728
Site consolidation costs, impairments and other items (3)	519	-	1,940	40
Total non-GAAP adjustments to operating income	$(6,725)	$9,033	$10,843	$11,623
Operating income, excluding non-GAAP adjustments	$55,778	$65,750	$119,714	$117,777
Non-GAAP operating income as a % of revenue	28.6%	33.2%	30.9%	34.2%

Depreciation and amortization	$18,000	$13,952	$36,482	$20,521
Capital expenditures	$24,431	$13,602	$47,259	$20,712

Unallocated Corporate Overhead	$(43,411)	$(66,261)	$(93,869)	$(127,879)
Add back:
Severance	167	-	1,254	(151)
Acquisition related adjustments (2)	3,014	15,064	7,130	25,624
Total non-GAAP adjustments to operating expense	$3,181	$15,064	$8,384	$25,473
Unallocated corporate overhead, excluding non-GAAP adjustments	$(40,230)	$(51,197)	$(85,485)	$(102,406)

Total
Revenue	$973,131	$914,607	$1,887,060	$1,739,173
Operating income	187,411	137,550	336,189	261,253
Operating income as a % of revenue	19.3%	15.0%	17.8%	15.0%
Add back:
Amortization related to acquisitions	37,694	34,334	75,795	64,535
Severance	1,278	1,463	3,220	2,025
Acquisition related adjustments (2)	(17,494)	16,674	(11,776)	33,002
Site consolidation costs, impairments and other items (3)	2,806	146	4,296	333
Total non-GAAP adjustments to operating income	$24,284	$52,617	$71,535	$99,895
Operating income, excluding non-GAAP adjustments	$211,695	$190,167	$407,724	$361,148
Non-GAAP operating income as a % of revenue	21.8%	20.8%	21.6%	20.8%

Depreciation and amortization	$76,421	$68,105	$151,720	$129,613
Capital expenditures	$82,852	$46,431	$163,316	$74,461
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration, and an adjustment related to certain indirect tax liabilities.
(3)	Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) responses to a U.S. government industry-wide supply chain management inquiry applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021

Net income attributable to common shareholders	$109,321	$88,448	$202,343	$149,978
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	24,284	52,617	71,535	99,895
Write-off of deferred financing costs and fees related to debt financing	-	110	-	26,089
Venture capital and strategic equity investment losses (gains), net	9,612	(9,809)	23,515	6,910
Other (2)	3,608	(572)	3,965	(2,942)
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,341	1,285	2,463	2,320
Enacted tax law changes	-	10,036	-	10,036
Tax effect of the remaining non-GAAP adjustments	(6,293)	(8,316)	(20,813)	(29,329)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$141,873	$133,799	$283,008	$262,957

Weighted average shares outstanding - Basic	50,823	50,297	50,732	50,138
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	460	1,037	561	1,087
Weighted average shares outstanding - Diluted	51,283	51,334	51,293	51,225

Earnings per share attributable to common shareholders:
Basic	$2.15	$1.76	$3.99	$2.99
Diluted	$2.13	$1.72	$3.94	$2.93

Basic, excluding non-GAAP adjustments	$2.79	$2.66	$5.58	$5.24
Diluted, excluding non-GAAP adjustments	$2.77	$2.61	$5.52	$5.13
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	Adjustments included in 2022 relate to a purchase price adjustment in connection with the 2021 divestiture of RMS Japan and a reversal of an indemnification asset related to a prior acquisition. Adjustments included in 2021 include gains on an immaterial divestiture and the finalization of an annuity purchase related to the termination of the Company's U.S. pension plan.
(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended June 25, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	6.4%	5.5%	9.6%	(1.5)%
Decrease due to foreign exchange	3.4%	3.0%	3.3%	4.1%
Contribution from acquisitions (2)	(2.3)%	(7.2)%	- %	(4.0)%
Impact of divestitures (3)	2.0%	7.2%	- %	2.4%
Non-GAAP revenue growth, organic (4)	9.5%	8.5%	12.9%	1.0%

Six Months Ended June 25, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	8.5%	2.6%	9.1%	12.7%
Decrease due to foreign exchange	2.6%	2.1%	2.5%	3.5%
Contribution from acquisitions (2)	(3.4)%	(3.6)%	(0.3)%	(12.7)%
Impact of divestitures (3)	1.8%	7.5%	(0.1)%	1.4%
Non-GAAP revenue growth, organic (4)	9.5%	8.6%	11.2%	4.9%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	The Company sold both its RMS Japan operations and its gene therapy CDMO site in Sweden on October 12, 2021. This adjustment represents the revenue from these businesses for all applicable periods in 2021.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com